Exhibit 99.1

NEWS RELEASE

July 23, 2019

AVANGRID Reports Second Quarter 2019 Earnings Results

•	Secured a new power purchase agreement (PPA) – La Joya ll, 140 mega-watt (MW) wind farm
•	Purchased Patriot Wind 226 MW wind farm at commercial operation date (COD)
•	Launched Forward 2020+ Mid Period Assessment to deliver operational efficiencies and long-term sustainable growth
•	Filed NY rate cases in May; includes requests for resiliency & recovery of staging costs
•	Revising 2019 earnings guidance to lower the top end of the range

(Orange, CT – July 23, 2019) Today AVANGRID, Inc. (NYSE: AGR) reported consolidated U.S. GAAP net income of $110 million, or $0.36 per share, for the second quarter ended June 30, 2019, compared to $107 million, or $0.35 per share, for the same period in 2018. For the first six months of 2019, consolidated net income was $327 million, or $1.06 per share, compared to $351 million, or $1.13 per share, for the first six months of 2018.

Excluding the Gas Storage and Trading businesses and certain losses related to their sale, mark-to-market adjustments in the Renewables segment, accelerated depreciation derived from repowering of wind farms, loss from held for sale measurement, the impact of the Tax Act, restructuring charges and income from release of collateral, non-U.S. GAAP consolidated adjusted net income was $101 million, or $0.33 per share, for the quarter ended June 30, 2019, compared to $128 million, or $0.41 per share, for the same period in 2018. For the first six months of 2019, non-U.S. GAAP consolidated adjusted net income was $319 million, or $1.03 per share, compared to $371 million, or $1.20 per share, for the first six months of 2018.

“We are disappointed with the continued lack of wind resources that impacted much of the U.S.,” commented James P. Torgerson, chief executive officer of AVANGRID. “Earnings for the quarter and first half of 2019 were below our expectations due to the lower wind, and higher non-deferrable minor storms and staging costs. We are implementing our Forward 2020+ Mid Period initiatives to help mitigate the impact of these items.”

“We continue to successfully execute on our strategic plan,” added Torgerson. “During the second quarter, we entered into a new PPA for 140 MW, and to date we have secured greater than 100% of the wind and solar long-term plan target we presented early this year. We acquired the Patriot Wind 226 MW wind farm at COD, and we expect another 763 MW of new projects to come online by the end of the year.”

Earnings per share for the second quarter and first six months of 2019 and 2018 on a U.S. GAAP basis and a non-U.S. GAAP adjusted basis are set forth below:

	U.S. GAAP Earnings (Loss) Per Share
	Three Months ended June 30,			Six Months ended June 30,
	2019	2018	‘19 vs ‘18	2019	2018	‘19 vs ‘18
Networks	$0.21	$0.26	$(0.04)	$0.86	$0.90	$(0.04)
Renewables	0.24	0.23	0.01	0.25	0.39	(0.14)
Corporate	(0.10)	(0.08)	(0.02)	(0.06)	(0.10)	0.04
Gas Storage	-	(0.06)	0.06	-	(0.06)	0.06

Earnings Per Share	$0.36	$0.35	$0.01	$1.06	$1.13	$(0.08)

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5
Amounts may not add due to rounding

	Non-U.S. GAAP Adjusted Earnings (Loss) Per Share
	Three Months ended June 30,			Six Months ended June 30,
	Adjusted 2019	Adjusted 2018	Adjusted ‘19 vs ‘18	Adjusted 2019	Adjusted 2018	Adjusted ‘19 vs ‘18
Networks	$0.21	$0.26	$(0.04)	$0.86	$0.90	$(0.04)
Renewables	0.21	0.22	(0.01)	0.22	0.37	(0.15)
Corporate	(0.09)	(0.06)	(0.03)	(0.05)	(0.08)	0.02

Adjusted Earnings Per Share	$0.33	$0.41	$(0.09)	$1.03	$1.20	$(0.17)

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5
Amounts may not add due to rounding

For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of the release.

Avangrid Networks

Earnings for the second quarter and first six months of 2019 compared to 2018 benefited from multi-year rate plans in New York (NY), Connecticut and Massachusetts, which were more than offset by unfavorable depreciation expense due to additional assets in service and increased non-deferrable minor storms and staging costs (primarily in NY, addressed in the current rate filings).

Avangrid Renewables

Earnings for the second quarter 2019 compared to 2018 were negatively affected by lower wind production due to extreme weather, unfavorable pricing and the absence of income recorded in the second quarter of 2018 for the release of collateral for two power purchase agreements.

Earnings for the first six months of 2019 compared to 2018 were negatively affected by lower wind production due to extreme weather and lower wind resource, unfavorable pricing and the absence of income from the release of collateral mentioned above, which were partially offset by favorable earnings from the thermal and trading businesses.

Corporate

Corporate primarily reflects net interest expenses and taxes period over period. Earnings for the second quarter 2019 compared to 2018 were negatively impacted by increased interest expense related to new debt and an unfavorable change in the consolidating tax rate adjustment.

Earnings for the first six months of 2019 compared to 2018 benefited from a discrete tax item relating to state income taxes recorded in the first quarter of 2019 and a favorable change in the consolidating tax rate adjustment, which were partially offset by increased interest expense.

Gas Storage

The sales of the Gas Storage and Trading businesses were completed on May 1 and March 1, 2018, respectively.

Outlook

AVANGRID is revising its 2019 U.S. GAAP earnings outlook to $2.18-$2.28 per share, compared to the previously reported $2.18-$2.33 per share and adjusted non-U.S. GAAP earnings outlook to $2.25-$2.35 per share, compared to the previously reported $2.25-$2.40 per share for 2019 to reflect year-to-date earnings impacts of non-deferrable minor storms and staging costs, and lower wind production, partially offset by expected benefits from the Forward 2020+ Mid Period initiatives.

AVANGRID believes the adjusted consolidated earnings outlook is useful in understanding and evaluating actual and projected financial performance of the company. Details of the earnings segments are summarized as follows.

Outlook - Estimated EPS
	As of April 24, 2019		As of July 23, 2019
	U.S. GAAP(1)	Non-U.S. GAAP Adjusted	U.S. GAAP(1)	Non-U.S. GAAP Adjusted
Networks	$1.75 - $1.88	$1.75 - $1.88	$1.75 - $1.85	$1.75 - $1.85
Renewables	$0.41 - $0.49	$0.48 - $0.56	$0.41 - $0.47	$0.48 - $0.54
Corporate	($0.05) - $0.01	($0.05) - $0.01	($0.05) - $0.00	($0.05) - $0.00
EPS	$2.18 - $2.33	$2.25 - $2.40	$2.18 - $2.28	$2.25 - $2.35

(1) Includes the MtM portion asset or liability that will be realized in ‘19 & an estimate of accelerated depreciation on repowering

Amounts may not add due to rounding; Estimates are not expected to be additive

Assumes approx. 309.5 million shares outstanding

For additional information, see “Reconciliation of Non-U.S. GAAP Adjusted 2019 Outlook” at the end of the release.

Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing second quarter 2019 earnings tomorrow, Wednesday, July 24th beginning at 10:00 A.M. Eastern time. The webcast will feature a presentation from Avangrid’s CEO, James P. Torgerson and other members of the executive team, and can be accessed through the Investor Relations’ section of AVANGRID’s website.

# # #

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a leading, sustainable energy company with approximately $33 billion in assets and operations in 24 U.S. states. With headquarters in Orange, Connecticut, AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns eight electric and natural gas utilities, serving more than 3.2 million customers in New York and New England. Avangrid Renewables owns and operates a portfolio of renewable energy generation facilities across the United States. AVANGRID employs approximately 6,500 people. AVANGRID supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2019 by the Ethisphere Institute. For more information, visit www.avangrid.com.

Contacts:

Analysts: Patricia Cosgel 203-499-2624

Media: Zsoka McDonald 203-499-3809

Forward Looking Statements

Certain statements in this presentation may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s,)” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),”“assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on our business, results of operations or financial condition. Such statements are based upon the current reasonable beliefs, expectations and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on form 10-Q for the three months ended March 31, 2019, which are on file with the U.S. Securities and Exchange Commission (SEC) and available on our investor relations website at www.Avangrid.com and on the SEC website at www.sec.gov. Additional information will also be set forth in subsequent filings with the SEC. You should consider these factors carefully in evaluating for-ward looking statements. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this presentation whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

            To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we consider adjusted net income and adjusted earnings per share as non-GAAP financial measures that are not prepared in accordance with U.S. GAAP. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

            We define adjusted net income as net income adjusted to exclude restructuring charges, mark-to-market adjustments to reflect the effect of mark-to-market changes in the fair value of derivative instruments used by AVANGRID to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, loss from held for sale measurement, accelerated depreciation derived from repowering of wind farms, income from release of collateral, impact of the Tax Act and adjustments for the non-core Gas storage business. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

            The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($M)	2019	2018	2019	2018

Operating Revenues	$1,400	$1,402	$3,242	$3,267

Operating Expenses
Purchased power, natural gas and fuel used	259	279	822	855
Loss from assets held for sale	-	10	-	15
Operations and maintenance	573	533	1,126	1,060
Depreciation and amortization	222	215	444	418
Taxes other than income taxes	139	143	302	294

Total Operating Expenses	1,193	1,180	2,694	2,642

Operating Income	207	222	548	625

Other Income and (Expense)
Other expense	2	(20)	(5)	(41)
Earnings from equity method investments	1	5	2	7
Interest expense, net of capitalization	(76)	(70)	(154)	(144)

Income Before Income Tax	134	137	391	447

Income tax expense	29	27	70	99

Net Income	105	110	321	348

Less: Net loss attributable to noncontrolling interests	(5)	3	(6)	(3)

Net Income Attributable to Avangrid, Inc.	$110	$107	$327	$351

Earnings per Common Share, Basic:	$0.36	$0.35	$1.06	$1.13

Earnings per Common Share, Diluted:	$0.36	$0.34	$1.06	$1.13

Weighted-average # of Common Shares Outstanding (M):
Basic	309.5	309.5	309.5	309.5
Diluted	309.5	309.7	309.5	309.7

Amounts may not add due to rounding

Reconciliation of Non-U.S.GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	‘19 vs ‘18	2019	2018	‘19 vs ‘18
Networks	$66	$79	$(13)	$266	$279	$(13)
Renewables	75	71	4	78	121	(43)
Corporate	(30)	(25)	(5)	(17)	(30)	13
Gas Storage	-	(18)	18	-	(19)	19

GAAP Net Income	$110	$107	$3	$327	$351	$(24)
Adjustments:
Restructuring charges	2	-	2	2	1	1
Mark-to-market adjustments - Renewables	(20)	3	(23)	(23)	(1)	(22)
Loss from held for sale measurement	-	10	(10)	-	15	(15)
Accelerated depreciation from repowering	5	-	5	10	-	10
Income from release of collateral - Renewables	-	(7)	7	-	(7)	7
Impact of the Tax Act	-	7	(7)	-	7	(7)
Income tax impact of adjustments*	3	7	(3)	3	17	(14)
Gas Storage, net of tax	-	2	(2)	-	(11)	11

Adjusted Net Income	$101	$128	$(28)	$319	$371	$(52)

* 2019: Income tax impact of adjustments: $6.0M from mark-to-market (MtM) adjustment and $(2.6)M from accelerated depreciation - Renewables, $(0.5)M from restructuring charges - Networks and Corporate.

* 2018: Income tax impact of adjustments: $0.3M from mark-to-market (MtM) adjustment - Renewables, $1.9M from release of collateral - Renewables, $(0.3)M from restructuring charges - Networks, $15M from loss from held for sale measurement - Gas.

	Non-U.S. GAAP Adjusted Net Income (Loss) - $M
	Three Months Ended June 30,			Six Months Ended June 30,
	Adjusted 2019	Adjusted 2018	Adjusted ‘19 vs ‘18	Adjusted 2019	Adjusted 2018	Adjusted ‘19 vs ‘18
Networks	$66	$79	$(13)	$267	$280	$(13)
Renewables	64	68	(4)	69	115	(46)
Corporate	(29)	(18)	(11)	(16)	(23)	7

Adjusted Net Income	$101	$128	$(28)	$319	$371	$(52)

Avangrid, Inc. Reconciliation of Adjusted Non-U.S.GAAP Earnings (Loss) Per Share (EPS) (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	‘19 vs ‘18	2019	2018	‘19 vs ‘18
Networks	$0.21	$0.26	$(0.04)	$0.86	$0.90	$(0.04)
Renewables	0.24	0.23	0.01	0.25	0.39	(0.14)
Corporate	(0.10)	(0.08)	(0.02)	(0.06)	(0.10)	0.04
Gas Storage	-	(0.06)	0.06	-	(0.06)	0.06

GAAP Earnings Per Share	$0.36	$0.35	$0.01	$1.06	$1.13	$(0.08)
Adjustments:
Restructuring charges	0.01	-	0.01	0.01	-	0.01
Mark-to-market adjustments - Renewables	(0.06)	0.01	(0.07)	(0.07)	(0.00)	(0.07)
Loss from held for sale measurement	-	0.03	(0.03)	-	0.05	(0.05)
Accelerated depreciation from repowering	0.02	-		0.03	-	0.03
Income from release of collateral - Renewables	-	(0.02)	0.02	-	(0.02)	0.02
Impact of the Tax Act	-	0.02		-	0.02	(0.02)
Income tax impact of adjustments*	0.01	0.02	(0.01)	0.01	0.05	(0.04)
Gas Storage, net of tax	-	0.01	(0.01)	-	(0.03)	0.03

Adjusted Earnings Per Share	$0.33	$0.41	$(0.09)	$1.03	$1.20	$(0.17)

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5
Amounts may not add due to rounding

* 2019: EPS Income tax impact of adjustments: $0.02 from mark-to-market (MtM) adjustment and $(0.01) from accelerated depreciation - Renewables.

* 2018: EPS Income tax impact of adjustments: $0.00 from mark-tomarket (MtM) adjustment - Renewables, $0.02 from release of collateral - Renewables, $(0.00) from restructuring charges - Networks, $0.03 from loss from held for sale measurement.

	Non-U.S. GAAP Adjusted Earnings (Loss) Per Share
	Three Months ended June 30,			Six Months ended June 30,
	Adjusted 2019	Adjusted 2018	Adjusted ‘19 vs ‘18	Adjusted 2019	Adjusted 2018	Adjusted ‘19 vs ‘18
Networks	$0.21	$0.26	$(0.04)	$0.86	$0.90	$(0.04)
Renewables	0.21	0.22	(0.01)	0.22	0.37	(0.15)
Corporate	(0.09)	(0.06)	(0.03)	(0.05)	(0.08)	0.02

Adjusted Earnings Per Share	$0.33	$0.41	$(0.09)	$1.03	$1.20	$(0.17)

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5
Amounts may not add due to rounding

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted 2019 Outlook - Estimated EPS

	As of 4/24/19	As of 7/23/19
Networks	$1.75 - $1.88	$1.75 - $1.85
Renewables	$0.41 - $0.49	$0.41 - $0.47
Corporate	($0.05) - $0.01	($0.05) - $0.00

U.S. GAAP EPS(1)	$2.18 - $2.33	$2.18 - $2.28

Adjustments:
Mark-to-market adjustments	$0.01	$0.01
Accelerated depreciation on repowering	$0.05	$0.05

Adjusted EPS	$2.25 - $2.40	$2.25 - $2.35

Reconciliation of Non-U.S. GAAP Adjusted 2019 Outlook - Estimated EPS
Networks	$1.75 - $1.88	$1.75 - $1.85
Renewables	$0.48 - $0.56	$0.48 - $0.54
Corporate	($0.05) - $0.01	($0.05) - $0.00

Adjusted EPS	$2.25 - $2.40	$2.25 - $2.35

(1) Includes the MtM portion asset or liability that will be realized in ‘19 & an estimate of accelerated depreciation on repowering

Amounts may not add due to rounding; Estimates are not expected to be additive

Assumes approx. 309.5 million shares outstanding